UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 25, 2023

MOLECULIN BIOTECH, INC.
(Exact Name of Registrant as Specified in its Charter)
delaware	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston ,TX 77007
(Address of principal executive offices and zip code)

(713) 300-5160
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 25, 2023, the Company held its 2023 Annual Meeting of Stockholders (the "Annual Meeting"). As of March 27, 2023, the record date for the Annual Meeting, there were 29,525,135 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 19,104,432 shares, or 64.70%, were present in person or represented by proxy, which constituted a quorum. The holders of shares of our common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company's stockholders at the Annual Meeting. Each of these proposals is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2023 (the “Proxy Statement”).

Proposal 1. Election of Directors - The Company's stockholders elected Walter V. Klemp, Robert E. George, Michael D. Cannon, John Climaco, Elizabeth A. Cermak, and Joy Yan to serve until the next Annual Meeting of Stockholders, or until such person's successor is qualified and elected.

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Walter V. Klemp	10,311,822	2,300,940	6,491,670
Robert E. George	10,358,501	2,254,261	6,491,670
Michael D. Cannon	10,381,531	2,231,231	6,491,670
John Climaco	10,383,776	2,228,986	6,491,670
Elizabeth A. Cermak	10,414,972	2,197,790	6,491,670
Joy Yan	10,416,886	2,195,876	6,491,670

Proposal 2. Ratify Grant Thornton LLP as Independent Registered Public Accountant - The Company's stockholders ratified the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023, by the following vote:

Votes For	Votes Against	Abstain
17,267,183	1,660,928	176,321

Proposal 3. Approve an Increase in the Number of Shares of Common Stock Authorized for Issuance under the 2015 Stock Plan - The Company's stockholders approved an increase in the number of shares of common stock authorized for issuance under the 2015 Plan, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
8,446,330	4,019,327	147,105	6,491,670

Proposal 4. Vote on a Non-binding, Advisory Resolution to Approve Executive Compensation - The Company's stockholders approved a non-binding, advisory resolution to approve executive compensation, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
8,610,921	3,794,018	207,823	6,491,670

Proposal 5. To Effect a Reverse Stock Split of the Outstanding Shares - With respect to Proposal 5 included in the Proxy Statement, on the basis of the approval of Proposal 8 described below, the Annual Meeting was adjourned before voting on the proposal in order to allow the Company additional time to solicit proxies for the proposal. The Annual Meeting was adjourned until June 15, 2023, at 10:30 a.m. Central Time. Only stockholders of record on the record date of March 27, 2023, are entitled to vote at the adjourned meeting.

Proposal 6. Approve an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Total Authorized Shares from 100,000,000 to 200,000,000 Shares - The Company's stockholders did not approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the total authorized shares, by the following vote:

Votes For	Votes Against	Abstain
11,401,509	7,557,128	145,795

Proposal 7. Approve an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Eliminate Supermajority Voting Requirements to Amend the Amended and Restated Certificate of Incorporation - An amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate supermajority voting requirements was not approved. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, the affirmative vote of two-thirds of the Company's outstanding shares of common stock is required. The votes on the matter were:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,330,880	3,104,649	177,233	6,491,670

Proposal 8. Authorize the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve Proposal 5 or Proposal 6- The authorization to allow for the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting or adjournment or postponement thereof to approve Proposal 5 or Proposal 6 was approved. The votes on the matter were:

Votes For	Votes Against	Abstain
14,006,348	4,841,582	256,502

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: May 26, 2023 By: /s/ Jonathan P. Foster Jonathan P. Foster Chief Financial Officer